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                                                               EXHIBIT NO.  21.1

                  SUBSIDIARIES OF GLOBAL CAPITAL PARTNERS INC.

                                                         JURISDICTION OF
       COMPANY                                    INCORPORATION OR ORGANIZATION
       -------                                    -----------------------------

       Global Capital Securities Corporation                Colorado

       EBI Leasing Corporation                              Colorado

       Eastbrokers North America, Inc.                      Delaware

       MoneyZone.com                                         Nevada

       Global Capital Markets, LLC                          New York

       Sutton Online, Inc.                                  New York